SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-A
                                 Amendment No. 2

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                               SIERRAWEST BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               CALIFORNIA                                  68-0091859
        -----------------------                     -----------------------
        State of Incorporation                      IRS Employer ID Number

          10181 Truckee-Tahoe Airport Road, Truckee, California        96160
          --------------------------------------------------------------------
          Address of registrant's principal executive office         Zip Code


          Securities  to be  registered  pursuant to Section 12(b) of the Act:

                                     None
          --------------------------------------------------------------------
                                (Title of Class)


         Securities  to be  registered  pursuant to Section 12(g) of the Act:

                          Preferred Stock Purchase Rights
------------------------------------------------------------------------------
                                (Title of Class)

                  On February 25, 1999, SierraWest Bancshares (the "Company") and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"), amended that certain Rights Agreement dated January 16, 1996, as amended, between the Company and the Rights Agent (the "Rights Agreement"). The Rights Agreement was amended to allow the Company, BancWest Corp., a Delaware corporation ("BancWest"), and its subsidiary, Bank of the West, a California banking corporation ("Bank of the West") to enter into and engage in the transactions described in an Agreement and Plan of Merger dated February 25, 1999 among the Company, BancWest and Bank of the West pursuant to which the Company will merge with Bank of the West (the "BancWest Merger") and a related Stock Option Agreement by the Company and BancWest (such agreements collectively, the "BancWest Merger Agreements") without triggering the rights outstanding under the Rights Agreement. This Amendment No. 2 to Form 8-A amends in its entirety Item 1 of the Form 8-A previously filed by the Company with respect to the Rights (as defined below) on January 3, 1996.

Item 1.  Description of Registrant's Securities to be Registered

                  On December 21, 1995, the Board of Directors of the Company declared a dividend of one preferred share purchase right ("Right") for each outstanding share of common stock, no par value (the "Common Stock"), of the Company. The dividend was payable on January 16, 1996 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, no par value (the "Preferred Stock"), of the Company at a price of $100 per one one-hundredth of a share of Preferred Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement between the Company the Rights Agent.

                  Initially, the Rights will be attached to all certificates representing Common Stock then outstanding, regardless of whether any such certificates have a copy of this Summary of Rights attached thereto, and no separate Right Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 days following a public announcement that, without the prior consent of the Board of Directors, a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 10% or more of the outstanding Common Stock (a "Stock Acquisition Date"), or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of such outstanding Common Stock. On February 25, 1999, the Rights Agreement was amended to allow the Company, BancWest and its subsidiary, Bank of the West, to enter into and engage in the transactions described in the BancWest Merger Agreements. As amended, the Rights Agreement provides that BancWest, Bank of the West and their affiliates and associates will not be Acquiring Persons as a result of the BancWest Merger Agreements or the transactions described in those agreements.

                  The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date, upon transfer or new issuance of Common Stock, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock, outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

                  The Rights are not exercisable until the Distribution Date. The Rights will expire on January 16, 2006 (the "Final Expiration Date"), unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

                  The Purchase Price payable, and the number of one one-hundredths of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

                  The number of outstanding Rights and the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or a subdivision, consolidation or combination of the Common Stock occurring, in any such case, prior to the Distribution Date.

                  Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

                  Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to a minimum preferential dividend payment of 100 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $100.00 per share but will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock. Each share of Preferred Stock will have 100 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

                  In the event that any person (other than BancWest, Bank of the West or any of their affiliates or associates) becomes the beneficial owner of 10% or more of the Common Stock of the Company, 10 days thereafter (a "Flip-In Event") each holder of a Right will thereafter have the right to receive, upon exercise thereof at the then current Purchase Price of the Right, Common Stock (or, in certain circumstances, a combination of cash, other property, Common Stock or other securities) which has a value of two times the Purchase Price of the Right (such right being called the "Flip-In Right"). In the event that the Company is acquired in a merger or other business combination transaction where the Company is not the surviving corporation (other than the BancWest Merger) or in the event that 50% or more of its assets or earning power is sold, proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, common stock of the acquiring entity which has a value of two times the Purchase Price of the Right. Upon the occurrence of the Flip-In Event, any Rights that are or were at any time owned by an Acquiring Person shall become null and void insofar as they relate to the Flip-In Right.

                  At any time after the acquisition by a person or group of affiliated or associated persons (other than BancWest, Bank of the West or any of their affiliates or associates) of beneficial ownership of 10% or more of the outstanding Common Stock and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a shared of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

                  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depository receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

                  At any time prior to the earlier to occur of (i) the tenth day after the Stock Acquisition Date, or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right ("Redemption Price"). The redemption shall be effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Additionally, the Board of Directors may, following the Stock Acquisition Date, redeem the then outstanding Rights in whole, but not in part, at the Redemption Price providing that either (a) the Acquiring Person reduces his beneficial ownership to less than 10% of the voting power of the Company in a manner which is satisfactory to the Directors and there are not other Acquiring Persons, or (b) such redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Person or any person who was an Acquiring Person. The redemption of Rights described in the preceding sentence shall be effective only after 10 business days prior notice. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                  Until a Right is exercised, the holder of a Right will not, by reason of being such a holder, have rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

                  The terms of the Rights may be amended by the Board of Directors of the Company in any manner without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding Common Stock then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

                  As of February 23, 1999, there were 5,317,338 shares of Common Stock issued and outstanding and 314,748 shares reserved for issuance under employee stock option plans, each with one Right attached. As long as the Rights are attached to the Common Stock, the Company will issue one Right for each share of Common Stock issued between the Record Date and the Distribution Date so that all such shares will have attached Rights. As provided above, however, upon and following the occurrence of the Flip-In Event, any such Rights that are or were at any time owned by an Acquiring Person shall become null and void insofar as they relate to the Flip-In Right. There are 200,000 shares of Preferred Stock reserved for issuance upon exercise of the Rights.

                  The Rights Agreement is designed to protect shareholders in the event of an unsolicited attempt to acquire the Company for an inadequate price and to protect against abusive practices that do not treat all shareholders equally such as, among others, partial and two-tier tender offers, coercive offers, and creeping stock accumulation programs. Such practices can pressure stock holders into tendering their investments prior to realizing the full value or total potential of such investments. The Rights Agreement is intended to make the cost of such abusive practices prohibitive and create an incentive for a potential acquiror to negotiate in good faith with the Board. The Rights Agreement is not intended to, and will not, prevent all unsolicited offers to acquire the Company. If an unsolicited offer is made, and the Board determines that it is fair and in the best interest of the Company and its shareholders, then, pursuant to the terms of the Rights Agreement, the Board has the authority to redeem the Rights and permit the offer to proceed. Essentially, the Rights Agreement will provide the Board with sufficient opportunity to evaluate the fairness of any unsolicited offer and the credibility of the bidder, and will therefore enable the Board to represent the interests of all shareholders more effectively. Of course, in deciding whether to redeem the Rights in connection with any unsolicited offer, the Board will be bound by its fiduciary obligations to act in the best interests of the Company and its shareholders.

                  A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to a registration statement on Form 8-A filed January 3, 1996 and an amendment to such registration statement filed on January 29, 1998. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

Item 2.  Exhibits.

4.1 Rights Agreement dated as of January 16, 1996, between the Company and American Stock Transfer & Trust Co., as Rights Agent, including Form of Right Certificate (attached as Exhibit B to the Rights Agreement) and the Summary of Rights to Purchase Preferred Shares (attached as Exhibit C to the Rights Agreement) (incorporated herein by reference to Exhibit 4 to the Registrant's Registration Statement on Form 8-A filed with the Commission on January 3, 1996).

4.2. Amendment to Rights Agreement dated as of January 29, 1998 between the Company and American Stock Transfer & Trust Co., as Rights Agent (incorporated herein by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant's Registration Statement on Form 8-A filed with the Commission on January 29, 1998).

4.3. Amendment to Rights Agreement dated as of February 25, 1999 between the Company and American Stock Transfer & Trust Co., as Rights Agent, including the Summary of Rights to Purchase Preferred Shares (attached as Exhibit A thereto).

                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned duly authorized person.

Date:   March 3, 1999              SierraWest Bancorp


                                   By:   /s/ David Broadley
                                         David Broadley
                                   Its:  Executive Vice President and
                                         Chief Financial Officer

                                  Exhibit Index



No.      Description                                                                Page
---      -----------                                                                ----

4.1      Rights Agreement dated as of January 16, 1996,  between the Company and
         American Stock Transfer & Trust Co., as Rights Agent, including Form of
         Right  Certificate  (attached as Exhibit B to the Rights Agreement) and the Summary of Rights to Purchase Preferred Shares (attached as Exhibit
         C to the Rights Agreement) (incorporated herein by reference to Exhibit
         4 of the Registrant's Registration Statement on Form 8-A filed with the
         Commission on January 3, 1996).
                                                                                    --
4.2.     Amendment to Rights  Agreement dated as of January 29, 1998 between the
         Company  and  American  Stock  Transfer  & Trust Co.,  as Rights  Agent
         (incorporated  herein by reference to Exhibit 4.2 to Amendment No. 1 to the  Registrant's  Registration  Statement  on Form 8-A filed  with the
         Commission on January 29, 1998).
                                                                                    --
4.3.     Amendment to Rights Agreement dated as of February 25, 1999 between the
         Company  and  American  Stock  Transfer & Trust Co.,  as Rights  Agent,
         including the Summary of Rights to Purchase  Preferred Shares (attached as Exhibit A thereto).
                                                                                    8

                                                                 Exhibit 4.3
                                                                 -----------

                          AMENDMENT TO RIGHTS AGREEMENT

                  This Amendment, dated as of February 25, 1999 (the "Amendment"), is to the Rights Agreement dated as of January 16, 1996, as amended (the "Rights Agreement"), between SierraWest Bancorp, a California corporation (the "Company"), and American Stock Transfer & Trust Co. (the "Rights Agent").

                  WHEREAS,  the Board of  Directors  of the Company has approved
(1) an Agreement and Plan of Merger dated as of February 25, 1999 among BancWest Corporation, a Delaware corporation ("BancWest"), Bank of the West, a California banking corporation ("Bank of the West") and the Company providing for the merger of the Company with and into Bank of the West and a related Merger Agreement in the form of an exhibit thereto and (2) a related Stock Option Agreement dated as of February 25, 1999 between BancWest and the Company (such agreements together, the "Merger Agreements");

                  WHEREAS, the Merger Agreements contemplate that the Company, at the time such agreements are executed, shall have taken all actions necessary to prevent the Merger Agreements and the transactions contemplated therein from triggering the Rights (as defined in the Rights Agreement) outstanding under the Rights Agreement;

                  WHEREAS, the Board of Directors has determined that this Amendment is in the best of interests of the Corporation and its shareholders; and

                  WHEREAS, the Company and the Rights Agent have determined that, pursuant to Section 27 of the Rights Agreement, the Rights Agreement may be amended as set forth herein without the approval of the holders of the Rights.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the Company and the Rights Agent hereby agree as follows:

                  1. This Amendment shall become effective on the date that the Company and BancWest have both executed either of the Merger Agreements, immediately before the earlier of either such execution.

                  2. Subsection 1(a) of the Rights Agreement is hereby amended to include the following additional sentence to immediately follow the current language therein: "Notwithstanding the foregoing, neither BancWest Corporation, a Delaware corporation ("BancWest"), nor any of its Affiliates or Associates, nor Banque National de Paris, a French corporation, nor any of its Affiliates of Associate shall be an `Acquiring Person.'"

                  3. Section 1 of the Rights Agreement is hereby amended to include a new Subsection 1(v) which shall read as follows: "`Section 11(a)(ii) Event' shall mean any Flip-In Event as defined in Section 11(a)(ii)."

                  4. Section 1 of the Rights Agreement is hereby amended to include a new Subsection 1(w) which shall read as follows:

                  "Section 13 Event"  shall mean any event  described  in clause
                  (i), (ii), (iii) or (iv) of Section 13(a) of this Agreement, other than the delivery, execution or performance or consummation of any of the transactions contemplated in the Agreement and Plan of Merger dated as of February 25, 1999 among BancWest, Bank of the West, a California banking corporation ("Bank of the West") and the Company, the Agreement of Merger in the form attached thereto as Exhibit B or the Stock Option Agreement dated as of February 25, 1999 between the Company and BancWest.

                  5. Section 1 of the Rights Agreement is hereby amended to include a new Subsection 1(x) which shall read as follows: "`Triggering Event' shall mean any Section 11(a)(ii) Event or any Section 13 Event."

                  6. Section 13 of the Rights Agreement is hereby amended to include a new Subsection 13(f) which shall read as follows:

                  (f) Notwithstanding anything in this Agreement to the contrary, this Section 13 shall not be applicable to the execution, delivery, or the performance or consummation of any of the transactions contemplated in, the Agreement and Plan of Merger dated as of February 25, 1999 among BancWest, Bank of the West and the Company, the Merger Agreement in the form attached thereto as Exhibit B or the Stock Option Agreement dated as of February 25, 1999 between the Company and BancWest.

                  7. The form of Summary of Rights to Purchase Preferred Shares attached as Exhibit C to the Rights Agreement is hereby replaced in its entirety by the form of Summary of Rights to Purchase Preferred Shares attached as Exhibit A hereto.

                  8. As promptly as practicable following the date of this Amendment, the Company shall take all appropriate actions to cause the legend on the certificates for the Common Stock referring to the Rights Agreement to make reference to this Amendment.

                  9. This Amendment shall be limited solely to the matters expressly set forth herein and shall not (a) prejudice any right or rights which the Company may now have or may in the future have under or in connection with the Agreement or any instruments or agreements referred to therein or (b) except to the extent expressed as set forth herein, modify the Agreement or any Rights, or any instruments or agreements referred to therein.

                  10. Unless defined herein, all capitalized terms shall have the meanings provided in the Rights Agreement.

                  11. This Amendment shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                  12. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Signatures are deemed acceptable from the facsimile transmission.

                  13. This Amendment shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Company's common shares). Nothing in this Amendment shall be construed to give any person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Company's common shares) any legal or equitable right, remedy or claim under this Amendment and the Merger Agreement.

                  IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and their respective corporate seals to be hereto affixed and attested, all as of the date and year first above written.

                               SIERRAWEST BANCORP

                               By:   /s/ David Broadley
                                     ____________________________
                                     David Broadley
                                     ____________________________
                               Its:  Executive Vice President and
                                     Chief Financial Officer


                               AMERICAN STOCK TRANSFER & TRUST CO.

                               By:   /s/ Herbert J. Lemmer
                                     _____________________________

                               Its:  Vice President
                                     _____________________________

                                    EXHIBIT A

                 SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES



                  On December 21, 1995, the Board of Directors of SierraWest Bancorp, a California corporation (formerly Sierra-Tahoe Bancorp) ("Company") declared a dividend of one preferred share purchase right ("Right") for each outstanding share of common stock, no par value ("Common Stock"), of the Company. The dividend was payable on January 16, 1996 ("Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, no par value ("Preferred Stock"), of the Company at a price of $100 per one one-hundredth of a share of Preferred Stock
("Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of January 16, 1996, as amended, and subsequently amended January 29, 1998 ("Rights Agreement") between the Company and American Stock Transfer & Trust Co., as Rights agent ("Rights Agent").

                  Initially, the Rights will be attached to all certificates representing Common Stock then outstanding, regardless of whether any such certificates have a copy of this Summary of Rights attached thereto, and no separate Right Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 days following a public announcement that, without the prior consent of the Board of Directors, a person or group of affiliated or associated persons ("Acquiring Person") have acquired beneficial ownership of 10% or more of the outstanding Common Stock ("Stock Acquisition Date"), or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of such outstanding Common Stock. On February 25, 1999, the Rights Agreement was amended to allow the Company, BancWest Corp., a Delaware corporation ("BancWest") and its subsidiary, Bank of the West, a California banking corporation ("Bank of the West") to enter into and engage in the transactions described in an Agreement and Plan of Merger dated February 25, 1999 among the Company, BancWest and Bank of the West pursuant to which the Company will merge with Bank of the West (the "BancWest Merger") and a related Stock Option Agreement by the Company and BancWest (such agreements collectively, the "BancWest Merger Agreements"). As amended, the Rights Agreement provides that BancWest, Bank of the West and their Affiliates and Associates will not be Acquiring Persons as a result of the BancWest Merger Agreements or the transactions described in those agreements.

                  The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date, upon transfer or new issuance of Common Stock, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock, outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

                  The Rights are not exercisable until the Distribution Date. The Rights will expire on January 16, 2006 ("Final Expiration Date"), unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

                  The Purchase Price payable, and the number of one one-hundredths of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

                  The number of outstanding Rights and the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or a subdivision, consolidation or combination of the Common Stock occurring, in any such case, prior to the Distribution Date.

                  Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

                  Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to a minimum preferential dividend payment of 100 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $100.00 per share but will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock. Each share of Preferred Stock will have 100 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

                  In the event that any person (other than BancWest, Bank of the West or any of their Affiliates or Associates) becomes the beneficial owner of 10% or more of the Common Stock of the Company, 10 days thereafter (a "Flip-In Event") each holder of a Right will thereafter have the right to receive, upon exercise thereof at the then current Purchase Price of the Right, Common Stock (or, in certain circumstances, a combination of cash, other property, Common Stock or other securities) which has a value of two times the Purchase Price of the Right (such right being called the "Flip-In Right"). In the event that the Company is acquired in a merger or other business combination transaction where the Company is not the surviving corporation (other than the BancWest Merger) or in the event that 50% or more of its assets or earning power is sold, proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, common stock of the acquiring entity which has a value of two times the Purchase Price of the Right. Upon the occurrence of the Flip-In Event, any Rights that are or were at any time owned by an Acquiring Person shall become null and void insofar as they relate to the Flip-In Right.

                  At any time after the acquisition by a person or group of affiliated or associated persons (other than BancWest, Bank of the West or any of their Affiliates or Associates) of beneficial ownership of 10% or more of the outstanding Common Stock and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a shared of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

                  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depository receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

                  At any time prior to the earlier to occur of (i) the tenth day after the Stock Acquisition Date, or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right ("Redemption Price"). The redemption shall be effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Additionally, the Board of Directors may, following the Stock Acquisition Date, redeem the then outstanding Rights in whole, but not in part, at the Redemption Price providing that either (a) the Acquiring Person reduces his beneficial ownership to less than 10% of the voting power of the Company in a manner which is satisfactory to the Directors and there are not other Acquiring Persons, or (b) such redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Person or any person who was an Acquiring Person. The redemption of Rights described in the preceding sentence shall be effective only after 10 business days prior notice. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                  Until a Right is exercised, the holder of a Right will not, by reason of being such a holder, have rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

                  The terms of the Rights may be amended by the Board of Directors of the Company in any manner without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding Common Stock then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

                  As of February 23, 1999, there were 5,317,338 shares of Common Stock issued and outstanding and 314,748 shares reserved for issuance under employee stock option plans, each with one Right attached. As long as the Rights are attached to the Common Stock, the Company will issue one Right for each share of Common Stock issued between the Record Date and the Distribution Date so that all such shares will have attached Rights. As provided above, however, upon and following the occurrence of the Flip-In Event, any such Rights that are or were at any time owned by an Acquiring Person shall become null and void insofar as they relate to the Flip-In Right. There are 200,000 shares of Preferred Stock reserved for issuance upon exercise of the Rights.

                  The Rights Agreement is designed to protect shareholders in the event of an unsolicited attempt to acquire the Company for an inadequate price and to protect against abusive practices that do not treat all shareholders equally such as, among others, partial and two-tier tender offers, coercive offers, and creeping stock accumulation programs. Such practices can pressure stock holders into tendering their investments prior to realizing the full value or total potential of such investments. The Rights Agreement is intended to make the cost of such abusive practices prohibitive and create an incentive for a potential acquiror to negotiate in good faith with the Board. The Rights Agreement is not intended to, and will not, prevent all unsolicited offers to acquire the Company. If an unsolicited offer is made, and the Board determines that it is fair and in the best interest of the Company and its shareholders, then, pursuant to the terms of the Rights Agreement, the Board has the authority to redeem the Rights and permit the offer to proceed. Essentially, the Rights Agreement will provide the Board with sufficient opportunity to evaluate the fairness of any unsolicited offer and the credibility of the bidder, and will therefore enable the Board to represent the interests of all shareholders more effectively. Of course, in deciding whether to redeem the Rights in connection with any unsolicited offer, the Board will be bound by its fiduciary obligations to act in the best interests of the Company and its shareholders.

                  A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to a registration statement on Form 8-A filed January 3, 1996 and amended by amendments to such registration statement filed on January 29, 1998 and February 25, 1999. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.